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                                                                    EXHIBIT 11.1

                                     SCOOP, INC.
                          COMPUTATION OF NET LOSS PER SHARE

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

                                                                                   YEAR ENDED DECEMBER 31,
                                                                              1994           1995          1996
                                                                          ----------     ----------     ----------
Weighted average shares outstanding . . . . . . . . . . . . . . . . .      5,033,000      4,404,000      2,712,000
Conversion of redeemable common stock . . . . . . . . . . . . . . . .                                      502,000
Equivalent shares from the assumed exercise of options and warrants .        352,000        352,000        352,000
                                                                          ----------     ----------     ----------
Weighted average shares used in calculation of net loss per share . .      5,385,000      4,756,000      3,566,000
                                                                          ----------     ----------     ----------
                                                                          ----------     ----------     ----------
Net loss. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     $ (220,200)    $ (602,700)
                                                                          ----------     ----------
                                                                          ----------     ----------
Net loss applicable to common stock . . . . . . . . . . . . . . . . .                                  ($2,283,900)
                                                                                                        ----------
                                                                                                        ----------
Net loss per common share . . . . . . . . . . . . . . . . . . . . . .     $    (0.04)    $    (0.13)    $    (0.64)
                                                                          ----------     ----------     ----------
                                                                          ----------     ----------     ----------

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                                        II-11